                                                            EXHIBIT 4.2
                                                            -----------













                       SECOND AMENDMENT AND RESTATEMENT
                                    OF THE
                SOUTHWEST BANK 401(K) RETIREMENT SAVINGS PLAN



















                                                            March 1999

                               TABLE OF CONTENTS
                               -----------------
                                                                       Page
                                                                       ----
ARTICLE I -- DEFINITIONS
------------------------

1.1      Administrator                                                    2
1.2      Affiliated Employer                                              2
1.3      Anniversary Year                                                 2
1.4      Bank                                                             2
1.5      Bank Elective Contributions                                      2
1.6      Bank Elective Contribution Accounts                              2
1.7      Beneficiary                                                      2
1.8      Benefits                                                         2
1.9      Code                                                             2
1.10     Compensation                                                     2
1.11     Defined Benefit Plan                                             3
1.12     Defined Contribution Plan                                        3
1.13     Determination Date                                               3
1.14     Effective Date                                                   3
1.15     Elective Contributions                                           3
1.16     Eligible Employee                                                3
1.17     Employee                                                         3
1.18     Employment Commencement Date                                     3
1.19     Employee Savings Contributions                                   3
1.20     Employee Savings Contributions Account                           3
1.21     Employee Savings Contribution Agreement                          3
1.22     Entry Date                                                       3
1.23     Excess Aggregate Contributions                                   4
1.24     Excess Contributions                                             4
1.25     Excess Employee Savings Contributions                            4
1.26     Five Percent Owner                                               4
1.27     Highly Compensated Employee                                      4
1.28     Highly Compensated Former Employee                               5
1.29     Highly Compensated Participant                                   5
1.30     Highly Compensated Participant Group                             5
1.31     Hour of Service                                                  5
1.32     Income                                                           6
1.33     Key Employee                                                     7
1.34     Matching Contributions                                           7
1.35     Matching Contributions Account                                   8
1.36     Net Income                                                       8
1.37     Non-Highly Compensated Employee                                  8
1.38     Non-Highly Compensated Participant Group                         8
1.39     Normal Retirement Date                                           8


                                    i

1.40     One Percent Owner                                                8
1.41     One Year Break in Service                                        8
1.42     Participant                                                      9
1.43     Plan                                                             9
1.44     Plan Year                                                        9
1.45     Qualified Domestic Relations Order                               9
1.46     Qualified Military Service                                       9
1.47     Required Beginning Date                                          9
1.48     Regulation                                                       9
1.49     Rollover Contributions                                           9
1.50     Rollover Contribution Account                                   10
1.51     Section 414(s) Compensation                                     10
1.52     Section 415 Compensation                                        10
1.53     Super Matching Contributions                                    11
1.54     Super Matching Contributions Account                            11
1.55     Top Heavy Plan Year                                             11
1.56     Top Paid Group                                                  11
1.57     Total and Permanent Disability                                  12
1.58     Trustee                                                         12
1.59     Trust                                                           12
1.60     Valuation Date                                                  12
1.61     Year of Service                                                 12

ARTICLE II -- ADMINISTRATION
----------------------------

2.1      Responsibilities                                                13
2.2      Powers and Duties                                               13
2.3      Committee Provisions                                            14

ARTICLE III -- ELIGIBILITY AND PARTICIPATION
--------------------------------------------

3.1      Entry                                                           15
3.2      Reentry after Termination                                       15
3.3      Losing and Regaining Employee Status                            15
3.4      Term of Participation                                           15
3.5      Failure to Include or Exclude a Participant                     15

ARTICLE IV -- CONTRIBUTIONS
---------------------------

4.1      Company Contributions                                           17
4.2      Employee Savings Contributions                                  17
4.3      Distribution of Excess Employee Savings Contributions           17
4.4      Election to Make Employee Savings Contributions                 18
4.5      Voluntary Contributions                                         19
4.6      Timing of Contributions                                         19


                                    ii

4.7      Crediting Contributions                                         20
4.8      Contributions for Qualified Military Service                    20

ARTICLE V -- ACCOUNTING
-----------------------

5.1      Crediting Contributions                                         21
5.2      Establishing and Maintaining Accounts                           21
5.3      Valuation                                                       21
5.4      Allocations                                                     21
5.5      Income, Gain and Losses23
5.6      Section 415 Definitions                                         23
5.7      Defined Contribution Limitations                                25
5.8      Combined Defined Benefit and Defined Contribution Limitation    25
5.9      Treatment of Excess Amounts                                     25
5.10     Statements                                                      26

ARTICLE VI -- INVESTMENT OF ASSETS
----------------------------------

6.1      Directed Investments                                            27
6.2      Funds                                                           27
6.3      Selection of Funds                                              27
6.4      Transfers between Funds                                         27
6.5      Accounting                                                      27
6.6      Allocation of Earnings                                          27
6.7      Voting Mississippi Valley Bancshares Stock                      28
6.8      Tender Offers                                                   28

ARTICLE VII -- RETIREMENT BENEFITS
----------------------------------

7.1      Retirement                                                      29
7.2      Distribution of Retirement Benefits                             29
7.3      Value of Retirement Benefits                                    29

ARTICLE VIII -- DEATH BENEFITS
------------------------------

8.1      Distribution of Death Benefits                                  30
8.2      Value of Death Benefits                                         30
8.3      Beneficiary Designation                                         30
8.4      No Designation of Beneficiary                                   30

ARTICLE IX -- DISABILITY BENEFITS
---------------------------------

9.1      Distribution of Disability Benefits                             31
9.2      Value of Disability Benefits                                    31


                                    iii

ARTICLE X -- SEVERANCE BENEFITS
-------------------------------

10.1     Severance                                                       32
10.2     Leaves of Absence                                               32
10.3     Distributions                                                   32
10.4     Forfeitures                                                     32
10.5     Restoration of Accounts                                         33

ARTICLE XI -- DISTRIBUTION OF BENEFITS
--------------------------------------

11.1     Timing of Distributions                                         35
11.2     Commencement of Distributions                                   35
11.3     Form of Distribution                                            35
11.4     Mailing Address                                                 35
11.5     Lump Sum Distributions                                          35
11.6     Payment to Minors and Incompetents                              35
11.7     Lost Beneficiary                                                35
11.8     Qualified Domestic Relations Order                              36
11.9     Withdrawal of Rollover Contributions                            37
11.10    Hardship Withdrawals                                            37
11.11    Rollover Distributions                                          39
11.12    Withdrawal by Participant over Age 59-1/2                       40

ARTICLE XII -- AMENDMENT AND TERMINATION
----------------------------------------

12.1     Reservation of Right to Amend                                   40
12.2     Reservation of Right to Terminate                               40
12.3     Complete Termination                                            40
12.4     Partial Termination                                             40

ARTICLE XIII -- TOP HEAVY RULES
-------------------------------

13.1     Definitions                                                     41
13.2     Minimum Contribution                                            42
13.3     Make-Up Contribution                                            42
13.4     Top Heavy Vesting Schedule                                      42
13.5     Top Heavy Status                                                43
13.6     Super Top Heavy Status                                          43

ARTICLE XIV -- LIMITATIONS ON ELECTIVE CONTRIBUTIONS
----------------------------------------------------

14.1     Actual Deferral Percentage Tests                                44
14.2     Definitions                                                     44
14.3     December 31, 1997 Tests                                         44
14.4     Inclusion in Highly Compensated and Non-Highly
            Compensated Group                                            44


                                    iv

14.5     Plan Sponsor Maintains Two or More Plans                        45
14.6     Participant in Two or More Plans                                45
14.7     Adjustments                                                     45

ARTICLE XV -- LIMITATIONS ON ACP CONTRIBUTIONS
----------------------------------------------

15.1     Definitions                                                     47
15.2     Actual Contribution Percentage                                  47
15.3     Two or More Plans Maintained by Company                         48
15.4     Participation in Two or More Plans                              48
15.5     Inclusion in Highly Compensated and Non-Highly
            Compensated Groups                                           48
15.6     Adjustments                                                     48
15.7     Distributions                                                   48
15.8     Computation of Excess Aggregate Contributions                   47

ARTICLE XVI -- ALLOCATION OF DUTIES
-----------------------------------

16.1     Trustee's Powers and Duties                                     50
16.2     Allocation of Powers and Duties                                 50
16.3     Reliance                                                        50
16.4     Multiple Capacities                                             50

ARTICLE XVII -- MISCELLANEOUS PROVISIONS
----------------------------------------

17.1     Exclusive Benefit                                               51
17.2     Construction                                                    51
17.3     Employment Rights                                               51
17.4     Non-Alienation                                                  51
17.5     Successors to Company                                           51
17.6     Merger                                                          51
17.7     Terms Binding on Successors                                     52
17.8     Expenses                                                        52
17.9     Adoption by Other Employers                                     52
17.10    Gender                                                          52
17.11    Excessive Company Contributions                                 52

                       SECOND AMENDMENT AND RESTATEMENT
                                    OF THE
                 SOUTHWEST BANK 401(K) RETIREMENT SAVINGS PLAN



        This Plan document executed on March 9th, 1999 by the Bank,

                                  WITNESSETH:
                                  ----------

        WHEREAS, Southwest Bank of St. Louis ("Bank"), a Missouri banking institution, established the Southwest Bank 401(k) Retirement Savings Plan ("Plan") on November 24, 1986 effective January 1, 1986; and

        WHEREAS, the Bank amended and restated the Plan on August 14, 1998, and amended the amended and restated Plan on August 12, 1992; December 21, 1992; and July 12, 1994; and

        WHEREAS, the Bank wants to further amend and restate the Plan; and

        WHEREAS, the adoption and execution and the amended and restated Plan document have been approved by the board of directors of the Bank;

        NOW, THEREFORE, the Bank amends the Plan by deleting it in its entirety and restating it, effective January 1, 1997, unless otherwise provided, as follows:

                          ARTICLE I -- DEFINITIONS
                          ------------------------

      1.1 "Administrator" means a committee of one or more individuals appointed by the governing body of the Bank.

      1.2 "Affiliated Employer" means the Bank and any corporation which is a member of a controlled group of corporations (as defined in Code
Section 414(b)) which includes the Bank; any trade or business (whether incorporated) which is under common control (as defined in Code Section 414(c)) with the Bank; any organization (whether incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Bank; and any other entity required to be aggregated with the Bank pursuant to Regulations under Code Section 414(o).

      1.3 "Anniversary Year" means an Employee's annual period of employment with the Bank commencing on his Employment Commencement Date.

      1.4 "Bank" means Southwest Bank of St. Louis, a Missouri banking corporation.

      1.5 "Bank Elective Contributions" mean those contributions made by the Bank pursuant to Subsection 4.1(d).

      1.6 "Bank Elective Contribution Accounts" means the separate account established for each Participant to which Bank Elective Contributions are credited.

      1.7 "Beneficiary" is the person designated by a Participant who is or may become entitled to Benefits under the Plan. A Beneficiary who becomes entitled to Benefits under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed his Benefits to him. A Beneficiary's right to (and the Administrator's and/or the Trustee's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive Benefits under the Plan.

      1.8 "Benefits" means the amount standing in the Participant's Employee Savings, Bank Elective, Matching, Super Matching or Rollover Contribution Accounts as of any date.

      1.9 "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      1.10 "Compensation" means, with respect to any Participant, the total earnings paid by the Bank to the Participant for the Plan Year, including salary reduction contributions made on behalf of a Participant under Code Sections 125, 402(e) and 402(h)(B). Compensation shall not include any earnings paid to a Participant in a Plan Year prior to the individual becoming a Participant. Compensation in excess of $150,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d); said Compensation shall not exceed the limitation in effect under Code Section 401(a)(17).

      1.11 "Defined Benefit Plan" means a retirement plan which does not provide for individual accounts for Bank contributions. The Administrator shall treat all Defined Benefit Plans ever maintained by the Affiliated Employer as a single plan.

      1.12 "Defined Contribution Plan" means a retirement plan which does provide for individual accounts for Bank contributions. The Administrator shall treat all Defined Contribution Plans ever maintained by the Affiliated Employer as a single plan.

      1.13 "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the Plan's initial Plan Year, the last day of such Plan Year.

      1.14   "Effective Date" means January 1, 1997.

      1.15 "Elective Contributions" mean Employee Savings Contributions and Bank Elective Contributions. At the election of the Bank, "Elective Contributions" also includes Super Matching Contributions for a Plan Year.

      1.16 "Eligible Employee" means an Employee who has completed one Year of Service and who has attained age twenty-one. Employees whose employment is governed by the terms of a collective bargaining agreement between the Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Bank under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for such coverage in the Plan, will not be eligible to participate in the Plan.

      1.17 "Employee" means any person in the employment of the Bank or of any other employer required to be aggregated with the Bank under Code
Sections 414(b), (c), (m) or (o). Employee shall include leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such leased employees are covered by a plan described in Code Section 414(n)(5) and such leased employees do not constitute more than twenty percent of the Bank's Employees who are not Highly Compensated Employees.

      1.18 "Employment Commencement Date" means that date upon which an Employee first performs an Hour of Service.

      1.19 "Employee Savings Contributions" mean the contributions made by a Participant pursuant to Section 4.2.

      1.20 "Employee Savings Contributions Account" means the separate account established for each Participant to which Employee Savings Contributions are credited.

      1.21 "Employee Savings Contribution Agreement" means the agreement made by a Participant to make Employee Savings Contributions under Section 4.2.

      1.22 "Entry Date" means January 1, April 1, July 1 and October 1 of each Plan Year.

      1.23 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of ACP Contributions (as defined in Section 15.1(a)) made on behalf of the Highly Compensated Participant Group for such Plan Year, over the maximum amount of such Contributions permitted under the limitations of Section 15.2.

      1.24 "Excess Contributions" mean, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such Contributions permitted under Section 14.1.

      1.25 "Excess Employee Savings Contributions" mean, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Employees Savings Contributions actually made on behalf of such Participant for such taxable year, over the dollar limitations provided in Code Section 402(g).

      1.26 "Five Percent Owner" means an individual who owns, or who is considered as owning, within the meaning of Code Section 318, more than five percent of the outstanding stock of the Bank or stock possessing more than five percent of the total combined voting power of all stock the Bank. For purposes of determining ownership under this section, the aggregation rules of Code Section 414(b), (c), (m) or (o) shall not apply.

      1.27   "Highly Compensated Employee"  means an individual who:

      (a) Is a Five Percent Owner at any time during the determination year and/or the look back year;

      (b) Receives Section 415 Compensation from the Bank in excess of $80,000 during the look back year;

      (c) If elected by the Bank for a Plan Year, received Section 415 Compensation from the Bank in excess of $80,000 and was in the Top Paid Group of Employees during the look back year.

      For purposes of this Section and Section 1.28, the "determination year" shall be the Plan Year and the "look back" year shall be the twelve month period immediately preceding the determination year.

      For purposes of this Section, the determination of Section 415 Compensation shall be based on Section 415 Compensation which is actually paid and shall be made without regard to Code Sections 125, 402(h)(1)(B). Additionally the dollar threshold amounts specified in (b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the Plan Year or the immediately preceding twelve month period begins.

      The Administrator must make the determination as to who is a Highly Compensated Employee, including the determinations of the number and identity of the Top Paid Group and the relevant Section 415 Compensation, consistent with Code Section 414(q) and the Regulations under that Code section. The Bank may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Regulations. A calendar year election must apply to all plans and arrangements of the Bank.

      In determining who is a Highly Compensated Employee, all Affiliated Employers shall be taken into account as a single employer and leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(5) shall be considered Employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Bank.

      1.28 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the Plan Year and was a Highly Compensated Employee in the year of separation from service or in any Plan Year after attaining age fifty-five. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The determination of whether an Employee is a Highly Compensated Former Employee is based on the rules applicable to determining whether Highly Compensated Employee status was in effect for the determination year in accordance with Section 1.414(g)-IT, A-4 of the temporary Income Tax Regulations and Internal Revenue Service Notice
97-75.

      1.29 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

      1.30 "Highly Compensated Participant Group" means the group of Participants who are Highly Compensated Participants.

      1.31   "Hour of Service" means:

      (a) Each hour for which an Employee is directly or indirectly entitled to payment by the Bank for the performance of duties, and

      (b) Each hour for which an Employee is directly or indirectly entitled to payment, other than for the performance of duties, by the Bank (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), absence, and

      (c) Each hour for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Bank.
             Hours of Service defined in (a) shall be credited to the Employee for the computation period in which duties are performed. Hours of Service defined in (b) shall be credited to the Employee for the computation period in which nonperformance of duties occurred. Hours of Service defined in (c) shall be credited to the Employee for the computation period to which the award or agreement pertains. The same hour shall not be credited under both (a) and (c). An Employee who is compensated on other than an hourly basis shall receive forty-five hours of credit for each calendar week during which he performs at least one Hour of Service. However, the preceding sentence shall apply only if the Employee performs services in at least twenty-three calendar weeks in the applicable computation period. Hours of Service shall be credited in accordance with the rules of Department of Labor Regulations Section 2530.200b-2(c) and (d).

      1.32 "Income" means the income allocable to excess amounts which shall equal the sum of the allocable gain or loss for the applicable computation period and the allocable gain or loss for the period between the end of the applicable computation period and the date of distribution ("gap period"). The income allocable to excess amounts for the applicable computation period and the gap period is calculated separately and is determined by multiplying the income for the applicable computation period, or the gap period, by a fraction. The numerator of the fraction is the excess amount for the applicable computation period. The denominator of the fraction is the total account balance attributable to Contributions as of the end of the applicable computation period or the gap period, reduced by the gain allocable to such total amount for the applicable computation period or the gap period and increased by the loss allocable to such total amount for the applicable computation period or the gap period. The provision of this section shall be applied:

      (a)    For purposes of Section 4.3, by substituting:

                  (i) "Excess Employee Savings Contributions" for "excess amounts";

                 (ii) "Taxable year of the Participant" for "applicable computation period";

                (iii)    "Employee Savings Contribution" for "Contributions";
                         and

                 (iv) "Participant's Employee Savings Contribution Account" for "account balance".

      (b)    For purposes of Section 14.6(a) by substituting:

                  (i)    "Excess Contributions" for "excess amount";

                 (ii)    "Plan Year" for "applicable computation period";

                (iii)    "Employee Savings Contributions" for
                         "contributions"; and

                 (iv) "Participant's Employee Savings Account" for account balance".

      (c)    For purposes of Section 15.5, by substituting:

                  (i) "Excess Aggregate Contributions" for "excess amounts";

                 (ii)    "Plan Year" for "applicable computation period";

                (iii)    "Bank Matching Contributions" for "Contributions";
                         and

      In lieu of the fractional method described above, a safe harbor method may be used to calculate the allocable Income for the gap period. Under such "safe harbor method" allocable Income for the gap period shall be deemed to equal ten percent of the Income allocable to excess amounts for the applicable computation period multiplied by the number of calendar months in the gap period. For purposes of determining the number of calendar months in the gap period, a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

      Income allocable to any distribution of Excess Contributions on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the fractional method or the safe harbor method.

      1.33 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee
(as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the Determination Date or any of the preceding four Plan Years, has been included in one of the following categories:

      (a) An officer of the Bank, as that term is defined within the meaning of Regulations under Code Section 416, having annual
             Section 415 Compensation greater than fifty percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

      (b) One of the ten Employees have annual Section 415 Compensation from the Bank for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning, or considered as owning within the meaning of Code Section 318, both more than one-half percent interest and the largest interests in the Bank.

      (c)    A Five Percent Owner.

      (d) A One Percent Owner having annual Section 415 Compensation from the Bank of more than $150,000. In determining whether an individual has Section 415 Compensation of more than $150,000,
             Section 415 Compensation from each employer required to be aggregated under Code Section 414(b), (c), (m) and (o) shall be taken into account.

      For purposes of this Section, the determination of Section 415 Compensation shall be based only on Section 415 Compensation which is actually paid and shall be made without regard to Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Bank contributions made pursuant to a employees savings agreement, without regard to Code Section 403(b).

      1.34 "Matching Contributions" mean those contributions made by the Bank pursuant to Section 4.1(b).

      1.35 "Matching Contribution Account" means the separate account established for each Participant to which the Bank's Matching Contributions are credited.

      1.36 "Net Income" means the entire amount of the accumulated or current operating profits (excluding capital gains from the sale or involuntary conversion of capital or business assets) of the Bank after all expenses and charges other than (i) the Bank's Matching Contribution to the Plan, and (ii) federal or state or local taxes based upon or measured by income, as determined by the Bank, either on an estimated basis or a final basis, in accordance with the generally accepted accounting principles used by the Bank. For any plan year, Net Income shall also include any forfeitures provided for in Section 10.4. When the amount of Net Income has been determined by the Bank, and the Bank's Matching Contribution made on the basis of such determination, for any Plan Year, such determination and contribution shall be final and conclusive and shall not be subject to change because of any adjustments in income or expense which may be required by the Internal Revenue Service or otherwise. Such determination and Contribution shall not be open to question by any Participant either before or after the Bank's Matching Contribution has been made.

      1.37 "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

      1.38 "Non-Highly Compensated Participant Group" means the group of Participants who are Non-Highly Compensated Employees.

      1.39 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant attaining age sixty-five.

      1.40 "One Percent Owner" means any person who owns, or is considered as owning, within the meaning of Code Section 318, more than one percent of the outstanding stock of the Bank or stock possessing more than five percent of the total combined voting power of all stock the Bank. For purposes of determining ownership under this Section, the aggregation rules of Code
Section 414(b), (c), (m) or (o) shall not apply.

      1.41 "One Year Break in Service" means the applicable computation period of twelve consecutive months during which an Employee fails to complete at least 1000 Hours of Service. Further, solely for the purpose of determining whether a Participant has incurred a One Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence".

      An Employee shall not be deemed to have incurred a One Year Break in Service if he completes an Hour of Service within twelve months following the last day of the month during which his employment terminated.

      "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Bank pursuant to an established nondiscriminatory policy, whether due to illness, military service or any other reason.

      "Maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins only if credit therefore is necessary to prevent the Employee from incurring a One Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such Hours normally credited, eight Hours of Service per day.

      Notwithstanding anything in this Section to the contrary, an Employee will not incur a One Year Break in Service for a period of Qualified Military Service provided he returns to the employment of the Bank at the end of such Service in accordance with applicable Federal law.

      1.42 "Participant" means any Employee who participates in the Plan as provided in Section 3.1 and who has not, for any reason, become ineligible to participate further in the Plan.

      1.43 "Plan" means this Southwest Bank 401(k) Retirement Savings Plan, including all amendments thereto.

      1.44   "Plan Year" means the annual period ending on December 31.

      1.45 "Qualified Domestic Relations Order" means a judgement, decree or order as defined in Code Section 414(p).

      1.46 "Qualified Military Service" means service in the Uniformed Services as defined in Code Section 414(u)(5).

      1.47 "Required Beginning Date" means April 1 immediately following the close of the calendar year in which the Participant attains age seventy and one-half or in which the Participant retires, or, in the case of a deceased Participant, would have attained age seventy and one-half had he survived. For a Five Percent Owner, "Required Beginning Date" means the April following the close of the calendar year in which the Participant attains age seventy and one-half, or, in the case of a deceased Participant, would have attained age seventy and one-half had he survived.

      1.48 "Regulation" means Federal income tax regulations as promulgated by the Secretary of Treasury or his delegate, as amended from time to time.

      1.49   "Rollover Contributions" means:

      (a) Amounts directly transferred to the Trustee from the trust under a Plan qualified under Code Section 401(a).

      (b) Amounts transferred to the Trustee by an Employee who has received such amounts as a distribution from a trust under a plan qualified under Code Section 401(a) provided that such amounts may be transferred to the Trust without Federal income tax consequences to the Employee pursuant to Code Section 402(a)(5).

      (c) Amounts directly transferred to the Trustee which are described in Code Section 408(d)(a)(ii).

      1.50 "Rollover Contribution Account" means the separate account established for each Participant or Employee who or on whose behalf Rollover Contributions are made.

      1.51 "Section 414(s) Compensation" means, with respect to any Employee, his Employee Savings Contributions plus Section 415 Compensation paid during a Plan Year. The amount of Section 414(s) Compensation with respect to any Employee shall include Section 414(s) Compensation during the entire twelve month period ending on the last day of such Plan Year. The determination of Section 414(s) Compensation shall be made with regard to employees savings contributions made on behalf of an Employee to a plan maintained under Code Section 125. Section 414(s) Compensation in excess of $150,000 shall be disregarded. Such amount shall be adjusted at the same time and in the same manner as permitted under Code Section 415(d).

      1.52 "Section 415 Compensation" means a Participant's earned income (as described in Code Section 402(c)(2) and Regulations thereunder), wages, salary, fees for professional services and other amounts paid or made available during the Plan Year for personal services actually rendered in the course of employment with the Bank (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountability plan (as described in Regulation 1.62-2(c)). The term "Section 415 Compensation" does not mean:

      (a)    (i)    Bank contributions on behalf of an Employee to a
                    plan of deferred compensation which are not included in the gross income of the Employee for his taxable year in which contributed;

            (ii) Bank contributions on behalf of an Employee to a simplified employee pension plan described in Code
                    Section 408(k); and

           (iii) Any distribution from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed, except any amounts received by an Employee pursuant to an unfunded, non-qualified plan to the extent such amounts are includible in the gross income of the Employee.

      (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock or property held by an Employee becomes either freely transferable or is no longer subject to a substantial risk of forfeiture.

      (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

      (d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Bank (whether or not under a salary reduction agreement) toward the purchase of an annuity contract described in Code Section 403(b) (regardless of whether the contributions are excludible from the gross income of the Employee).

Section 415 Compensation shall be limited to $150,000, unless adjusted in the same manner as permitted under Code Section 415(d).

      1.53 "Super Matching Contributions" means those contributions made by the Bank pursuant to Section 4.1(c).

      1.54 "Super Matching Contributions Account" means the separate account established for each Participant to which the Bank's Super Matching Contributions are credited.

      1.55 "Top Heavy Plan Year" means a Plan Year during which the Plan was top heavy pursuant to Section 13.5.

      1.56 "Top Paid Group" means the top twenty percent of Employees who performed services for the Bank during the applicable year, ranked according to the amount of Section 415 Compensation received from the Bank during such year. All Affiliated Employers shall be taken into account as a single employer and leased employees, within the meaning of Code Sections 414(n)(2) and 414(o)(2), shall be considered Employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. For purposes of determining the number of active Employees in any year, the following Employees shall be excluded; however, such Employees shall be considered for the purpose of identifying the particular Employees in the Top Paid Group:

      (a)    Employees with less than six months of service;

      (b) Employees who normally work less than seventeen and a half hours a week;

      (c)    Employees who normally work less than six months during a year.

      (d)    Employees who have not attained age twenty-one.

      (e) Employees who are non-resident aliens and who receive no earned income, within the meaning of Code Section 911(d)(6), from the Bank constituting United States source income within the meaning of Code Section 861(a)(3).

      In addition, if ninety percent or more of the Employees of the Bank are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, the Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

      1.57 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Bank. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

      1.58 "Trustee" means the person or entity named as trustee under the Trust.

      1.59   "Trust" means the Southwest Bank 401(k) Retirement Savings
Trust.

      1.60 "Valuation Date" means each business day of the Plan Year on which the New York Stock Exchange is open to trading.

      1.61 "Year of Service" means a twelve consecutive month period during which an Employee has completed at least 1000 Hours of Service.

      For purposes of eligibility for participation and vesting, the computation period shall be measured from the date on which the Employee first performs an Hour of Service and anniversaries thereof. The participation computation periods beginning after a One Year Break in Service shall be measured from the date on which an Employee again performs and Hour of Service and anniversaries thereof.

      Years of Service with any Affiliated Employer and for Qualified Military Service (provided the Employee returns to the employment of the Bank in accordance with applicable Federal law) shall be recognized for vesting purposes.

      For purposes of Years of Service and Breaks in Service for vesting, the computation period shall be the Plan Year. However, active participation as of the last day of the Plan Year is not required in order for a Participant to be credited with a Year of Service for vesting purposes.

                         ARTICLE II -- ADMINISTRATION
                         ----------------------------

      2.1 The Administrator shall have the sole responsibility for the administration of the Plan. The Administrator shall have full power and authority to administer the Plan and to interpret its provisions. Its decisions, interpretations and administration made in good faith may be relied upon by Employees, the Trustee and all other parties in interest as proper under the Plan. A misstatement or other mistake of fact shall be corrected when it becomes known, and such adjustment shall be made as the Administrator considers equitable and practical.

      2.2 The Administrator shall have the following powers and duties in addition to those specified elsewhere in this Plan document:

      (a) To adopt such uniform and nondiscriminatory regulations and procedures as it shall deem necessary or appropriate for the administration of the Plan.

      (b) To delegate one or more of its duties to another party or parties, provided that the nature of the duties allocated shall be specifically stated.

      (c) To require Plan Participants to furnish all pertinent information. The Administrator may rely on information furnished by a Participant.

      (d) To determine eligibility for participation and Benefits and to certify such information to the Trustee.

      (e) To make determinations as to the right of any person to Benefits. If the Administrator denies a claim for Benefits under the Plan, the claiming Participant or Beneficiary shall receive a written notice setting forth the specific reasons for the denial. The Administrator shall afford the claiming Participant or Beneficiary a reasonable opportunity for a full and fair review of the decision resulting in denial.

      (f) To prepare and distribute, in such manner as the Administrator deems appropriate, reports and information explaining the Plan and the status of a Participant under the Plan.

      (g) To establish procedures to determine whether orders constitute Qualified Domestic Relations Orders and to administer distributions under such orders.

      (h) To determine facts required in the administration of the Plan from information furnished by the Bank. Such information shall be certified by the Bank and may be relied upon conclusively by the Administrator without inquiry.

      (i) Shall designate an individual to be the agent of the Administrator for service of legal process.

      (j) May employ advisors and counsel, who may be advisors or counsel for the Bank, and may arrange for such clerical, accounting and other services as it may require to carry out the provisions of the Plan. Fees for services to the Plan shall be paid by the Trust unless the Bank shall elect to pay the same directly. Fees for services to the Plan shall be billed separately from any fees for services to the Bank.

      (k) Shall maintain, or cause to be maintained, all books of account, records and other data as it may deem necessary or advisable for the proper administration of the Plan.

      2.3 If the Administrator is a committee consisting of more than one individual, the following provisions shall apply:

      (a) Members of the committee shall hold office at the pleasure of Bank and may resign by submitting a written resignation to the Bank.

      (b)    In order to carry out its duties, the Administrator:

                  (i) Shall act by a majority of the members either by vote at a meeting or in writing without a meeting.

                 (ii) Shall designate one of its members to be the agent of the Administrator for the service of legal process.

                (iii) May delegate duties of the Administrator to and among its members including the designation of one of its members to act for the Administrator, provided that such delegated duties are specifically stated.

               ARTICLE III. -- ELIGIBILITY AND PARTICIPATION
               ---------------------------------------------

      3.1 Each Employee who is a Participant on the Effective Date shall remain a Participant. As of and following the Effective Date, each Employee shall become a Participant as of the first Entry Date coinciding with or next following his qualification as an Eligible Employee.

      3.2 An Employee who previously participated in the Plan and terminated employment with the Bank or any Eligible Employee who is absent from active employment with the Bank on the date he would otherwise become a Participant, need not requalify under Section 3.1 to again become a Participant but shall participate again immediately upon his reemployment. However, if such Employee terminates his employment for any reason before again completing twelve consecutive months of employment commencing on the date of his reemployment, he shall be deemed retroactively not to have become a Participant and all of his Matching Contribution Account shall be forfeited under Section 10.5 as of the last day of the Plan Year in which his termination of employment occurs. For purposes of this Section, "date of his reemployment" means the date on which the Employee completes his first Hour of Service following his termination under Section 10.1.

      3.3 If a Participant ceases to be an Employee but remains in the employment of the Bank, such individual shall not share in the allocation of Bank Elective, Matching and Super Matching Contributions and forfeitures and shall not make Employee Savings Contributions during the period of time he is not an Employee. During such period, the individual's Accounts shall continue to share in the gain or loss of the Trust fund pursuant to Article V.

      If an individual, who is in the employment of the Bank, but is not an Employee, becomes an Employee, he shall participate in the Plan as of the first Entry Date coinciding with or immediately following his becoming an Eligible Employee.

      3.4 An Employee who becomes a Participant shall continue to participate in the Plan through the date of his death, retirement, becoming Totally and Permanently Disabled, termination under Section 10.1 or loss of Employee status.

      3.5 If, in any Plan Year, an Employee who should be included as a Participant is erroneously omitted and discovery of such omission is not made until after Bank Elective, Matching and Super Matching Contributions have been made on his behalf for such Year, the Bank shall make subsequent Bank Elective, Matching and Super Matching Contributions with respect to the omitted Employee in the amount the Bank would have contributed with respect to him had he not been omitted. Such Contributions shall be made regardless of whether they are deductible in whole or in part in any taxable year under applicable provisions of the Code.

      If, in any Plan Year, any person who should not have been included as a Participant is erroneously included and discovery of such incorrect inclusion is not made until after Bank Elective, Matching and Super Matching Contributions for the year have been made, the Bank shall not be entitled to recover such Contributions made with respect to the ineligible person regardless of whether a deduction is allowable with respect to such Contributions. In such event, the Bank

Elective, Matching and Super Matching Contributions, and Income attributable to such Contributions, contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made and such Participant's Employee Savings Contributions, and Income attributable is such Contributions, shall be returned to the Participant.

                        ARTICLE IV -- CONTRIBUTIONS
                        ---------------------------

      4.1 For each Plan Year, the Bank will contribute to the Trust for purposes of the Plan the following amounts out of its Net Income:

      (a) The amount of Employee Savings Contributions elected by Participants pursuant to Section 4.2;

      (b) Matching Contributions in the amount of fifty percent of Employee Savings Contributions. No Matching Contributions shall be made with respect to a Participant's Employee Savings Contributions which exceed five percent of the Participant's Compensation;

      (c) As designated by the Board of Directors, Super Matching Contributions in the amount of fifty percent of Employee Savings Contributions. No Super Matching Contributions shall be made with respect to a Participant's Employee Savings Contributions which exceed five percent of the Participant's Compensation; and

      (d) Contributions, called "Bank Elective Contributions" in an amount determined by the Board of Directors of the Bank.

Should there be insufficient Net Income of the Bank for such Matching or Super Matching Contributions, the amount of such Contribution will be diminished to the amount that can be made from the Bank's Net Income.
Matching and Super Matching Contributions shall be paid to the Trustee not less frequently than monthly. Forfeitures for a Plan Year, to the extent not used to restore Accounts pursuant to Sections 10.5 and 11.11, shall reduce Matching and Super Matching Contributions for the Plan Year. In no event shall the Contributions pursuant to this Section on account of any fiscal year of the Bank exceed the maximum amount deductible from its income for such year under Code Section 404 or any successor statute; provided, however, the Bank shall make Contributions in excess of the limitations of this Section if such Contributions are necessary to comply with the top heavy minimum contribution rules of Section 13.2.

      4.2 Each Participant may elect to have contributed to the Trust by the Bank, Employee Savings Contributions. Subject to rules promulgated by the Administrator, such Contributions shall be in an amount equal to not less than one percent nor more than eighteen percent of Compensation.

      4.3    If a Participant's Employee Savings Contributions under this
Plan, together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), an employees savings arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Administrator in writing of such excess and request that his Employee Savings Contributions under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Distributions in accordance with this paragraph may be made for any taxable year of the Participant. Any distribution of less than the entire amount of Employee Savings Contributions and Income shall be treated as a pro rata distribution of Excess Employee Savings Contributions and Income under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

      (a) the Participant shall designate the distribution as Excess Employee Savings Contributions;

      (b) the distribution must be made after the date on which the Plan received the Employee Savings Contribution; and

      (c) the Plan must designate the distribution as a distribution of Excess Employee Savings Contributions.

Notwithstanding this Section, a Participant's Excess Employee Savings Contribution shall be reduced, but not below zero, by any distribution pur suant to this Section for the Plan Year beginning with or within the taxable year of the Participant.

      4.4    Employee Savings Contributions shall be made as follows:

      (a) A Participant may commence making Employee Savings Contributions to the Plan at any time following his becoming an Eligible Employee. The Participant shall make such an election by entering into a written Employee Savings Contribution Agreement with the Bank and filing such agreement with the Administrator. Such election shall initially be effective as soon as practicable following the acceptance of the Employee Savings Contribution Agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked; provided, however, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any Employee Savings Contribution Agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

      (b) In accordance with Administration rules, a Participant may modify a prior election at any time during a Plan Year and concurrently make a new election by filing a written notice with the Administrator at least thirty days (or such shorter period as may be acceptable to the Administrator) prior to the date for which such modification is to be effective.

      (c) A Participant may elect to prospectively revoke his Employee Savings Contribution Agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of date specified in such notice, but in no event earlier than the next pay period.

      (d) A Participant who is absent from employment on account of an authorized leave of absence or military leave shall have his Employee Savings Contribution Agreement suspended during such leave. Such suspension of Contributions shall be effective on the date payment of Compensation by the Bank to him ceases, and shall remain in effect until payment of Compensation is resumed. On the first payroll period following the expiration of the suspension period, the Participant's Savings Contribution Agreement shall become effective again, and such applicable contributions shall be resumed on behalf of the Participant.

      (e) The Bank shall change or suspend the amounts by which a Participant's Compensation is deferred pursuant to an Employee Savings Contribution Agreement with all Participants in a nondiscriminatory manner, if it determines that it will not have sufficient current accumulated profits to make the contributions to the Plan required by the Employee Savings Contribution Agreements.

      (f) If the Administrator determines that the Employee Savings Contributions made by Highly Compensated Employees may violate Code Section 401(k), then on such occasion, the Bank may change or suspend the amounts by which a Participant's Compensation is deferred pursuant to the Employee Savings Contribution Agreements.

      (g) If the Bank changes or suspends its Employee Savings Contribution Agreements in (e) and (f) above, then the affected Participants shall continue to participate in the Plan. When the situation which resulted in the change or suspension of the Employee Savings Contribution Agreements described in (e) and
             (f) above ceases to exist, the Employer shall reinstate the Employee Savings Contribution Agreements to the fullest extent possible for all affected Participants in a nondiscriminatory manner.

      4.5 Effective January 1, 1999, a Participant may not contribute voluntary contributions to the Trust for purposes of the Plan.

      4.6 The Bank may make Contributions from time to time during its fiscal year. However, all Contributions made by the Bank must be paid to the Trustee on or before the last day for filing the Bank's Federal income tax return, including extensions, for the fiscal year on account of which the Contributions are made. If the Bank pays a Contribution to the Trustee after the last day of the fiscal year on account of which the Contribution is made, the Bank shall designate in writing to the Administrator that the payment is on account of the preceding fiscal year. However, Employee Savings Contributions accumulated through payroll deductions shall be paid to the Trustee at the earliest date such contributions can be reasonably segregated from the Bank's general assets, but in any event, within ninety days from the date such amounts would have otherwise been payable to the Participant in cash. The provisions of Department of Labor Regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Bank Elective Contributions shall be paid to the Trustee no later than the last day of the twelve month period immediately following the close of the Plan Year.

      4.7 All Matching, Super Matching, Employee Savings, Bank Elective and Rollover Contributions shall be added to and become part of the Trust.
As of the last day of each Plan Year, such Contributions on account of that Plan Year shall be credited to Participant's Account's in accord with Section
5.4. If the Bank's fiscal year is the same as the Plan Year, Contributions made by the Bank on account of any fiscal year shall be deemed to be on account of the same Plan Year. If the Bank's fiscal year is different from the Plan Year, Contributions made by the Bank on account of any fiscal year shall be deemed to be on account of the Plan Year in which the fiscal year ends.

      4.8 An Employee may contribute Make Up Employee Contributions upon return to employment of the Bank following Qualified Military Service. Such Contributions must be made no later than the last day of a period equal to three times the period of the Employee's Qualified Military Service or the last day of a five year period, whichever first occurs after the Employee's reemployment with the Bank. The Bank will contribute Make Up Bank Contributions on behalf of an Employee who returns to the employment of the Bank following Qualified Military Service within sixty days of such return to employment. "Make Up Employee Contributions" means Employee Savings Contributions an Employee could have made during a period of Qualified
Military Service and "Make Up Bank Contributions" means the Bank Elective and Matching Contributions and forfeitures that would have been allocated to the accounts of an Employee during a period of Qualified Military Service. Such Contributions shall be based upon the Employee's average Compensation for the twelve month period immediately preceding the commencement of his Qualified Military Service. Make Up Employee and Bank Contributions shall be made without regard to the limitations of Sections 4.3, 5.8, 14.1 and 15.1 for the Plan Year in which they are paid. At the time of payment, Make Up Employee Contributions shall be credited to Employee Savings Contributions Accounts and Make Up Bank Contributions shall be credited to Bank Elective and Profit-Sharing Contributions Accounts. No earnings shall be credited to Make Up Employee and Bank Contributions for any period before such Contributions are paid.

                           ARTICLE V -- ACCOUNTING
                           -----------------------

      5.1    Contributions shall be credited as follows:

      (a)    Matching Contributions to Matching Contribution Accounts;

      (b)    Super Matching Contributions to Super Matching Contributions
             Accounts;

      (c) Employee Savings Contributions to Employee Savings Contribution Accounts;

      (d)    Rollover Contributions to Rollover Contribution Accounts.

      (e)    Bank Elective Contributions to Bank Elective Contribution
             Accounts.

      5.2 The Administrator shall establish and maintain separate Matching, Super Matching, Bank Elective and Employee Savings Contribution Accounts for each Participant. The Administrator shall also establish and maintain, where relevant, a separate Rollover Contribution Account for each Employee making Rollover Contributions, and a Section 415 Suspense Account described in Subsection 5.6(f). Matching, Super Matching, Bank Elective, Employee Savings and forfeitures credited to each Matching, Super Matching, Bank Elective and Employee Savings Contribution Account, and where relevant, Rollover Contributions credited to each Rollover Contribution Account, as adjusted for investment experience and other appropriate credits or charges, shall represent the proportionate interest in the Trust of each Participant and Employee. The maintenance of an Account or Accounts for a Participant or Employee shall not give him a right or claim to, or an interest in, any specific asset or assets of the Trust, but only the right to receive Benefits in the amount and form and at the time provided in the Plan.

      5.3 Within sixty days after each calendar quarter, the Trustee shall furnish the Administrator a written schedule of the total assets of the Trust on such Valuation Date, showing the valuation at fair market value placed on each asset. The Trustee's determination of the value of the assets of the Trust, except for patent errors, may be relied upon conclusively by the Administrator, the Bank, Employees, Participants and Beneficiaries without further inquiry. Upon request by the Administrator, the Trustee shall furnish a statement of purchases, sales, gains, losses, income, expenses, taxes, contributions from the Bank and distributions to Participants and Beneficiaries since the last accounting.

      Notwithstanding anything to the contrary, the Administrator shall, in its sole discretion, have the authority to direct the Trustee to value Plan assets within sixty days of any date. Any such special valuation of assets may be used in lieu of the valuation provided in the first sentence of this
Section 5.3. In making allocations to a Participant's Account or Accounts, the Administrator shall follow the steps set forth in Section 5.4 and 5.5, as appropriate, taking into account distributions from such Accounts and the amount of such distributions.

      5.4 Subject to Sections 5.6 and 5.7, Contributions shall be allocated to Accounts as follows:

      (a) Allocate fifty percent of the amount of Employee Savings Contributions made by a Participant as Matching Contributions to the Plan on account of Plan Year to the Matching Contribution Account of each Participant who made Employee Savings Contributions. No Matching Contributions shall be allocated with respect to Employee Savings Contributions which exceed five percent of a Participant's Compensation. Matching Contributions shall be reduced by forfeitures to the extent not used to restore accounts under Sections 10.5 and 11.11.

      (b) In the event Super Matching Contributions are made, allocate fifty percent of the amount of Employee Savings Contributions made by a Participant as Super Matching Contributions to the Plan on account of the Plan Year to the Super Matching Account of each Participant who made Employee Savings Contributions. No Super Matching Contributions shall be allocated with respect to Employee Savings Contributions which exceed five percent of a Participant's Compensation. Super Matching Contributions shall be reduced by forfeitures to the extent not used to restore Accounts under Sections 10.5 and 11.1.

      (c) Allocate Employee Savings Contributions directly to the Employee Savings Account of the Participant who made the Contributions.

      (d) Allocate the Bank Elective Contributions to the Plan on account of the Plan Year to the Bank Elective Contributions Accounts of Participants under one or any combination of the following methods in order to satisfy the requirements of Code
             Section 401(k)(3)(A)(ii):

                (i) Apportion to the Bank Elective Contribution Account of some or all Participants who are Non-Highly Compensated Employees in a manner as determined by the Administrator.

               (ii) Apportion to the Bank Elective Contributions Account of each Participant who made Employee Savings Contributions during the Plan Year in the ratio that Employee Savings Contributions made by such Participant bear to the Employee Savings
                        Contributions made by all Participants during the Plan Year.

              (iii) Apportion to the Bank Elective Contributions Account of each Participant in the ratio that the Compensation of such Participant for the Plan Year bears to the Compensation of all Participants for the Plan Year.

The Board of Directors of the Bank shall determine which of the above methods or combinations thereof to use and, if combinations of methods are used, the amount to allocate under each method.

      (e) Allocate any Rollover Contributions directly to the Rollover Contribution Account of the Participant who made the Contribution.

      5.5 As of each Valuation Date, Accounts of each Participant and Beneficiary and segregated accounts, if any, shall be credited with the income, gain and loss attributable to such Accounts for the period from the preceding Valuation Date to the current Valuation Date based upon the investment experience of the particular investment Fund or Funds for such period and Accounts of each Participant shall be reduced by amounts which are paid out, used or set aside because of retirement, death, disability or termination under Section 10.1.

      5.6 For purposes of applying the provisions of Sections 5.7, 5.8 and 5.9:

      (a) "Annual Additions" means the following amounts credited to a Participant's Account or Accounts for a Plan Year under all Defined Contribution Plans maintained by the Bank:

                  (i)    Bank Contributions.

                 (ii)    Participant Contributions.

                (iii)    Forfeitures.

                 (iv) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Code
                         Section 415(l)(2), which is part of a Defined Benefit Plan maintained by the Bank.

                  (v) Amounts paid or accrued after December 31, 1985 by the Bank which are attributable to post retirement medical benefits allocable to the separate account of a Key Employee under a welfare benefit fund, as defined in Code Section 419(e), which is maintained by the Bank.

The following items shall not be treated as Annual Additions:

                  (i)    For purposes of the percentage limitation under
                         Section 5.7(b), contributions for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which are otherwise treated as Annual Additions and any amount otherwise treated as an Annual Addition under Code
                         Section 415(l)(1).

                 (ii)    Rollover Contributions.

                (iii) Repayment of loans made to a Participant from the Trust.

                 (iv) Repayment of distributions received by a Participant pursuant to Code Section 411(a)(7)(B).

                  (v) Employee contributions to a simplified employee pension excludible from gross income under Code
                         Section 408(k)(6).

                 (vi) Contributions required to be repaid or as Excess Employee Savings Contributions pursuant to Section 4.3, Excess Aggregate Contributions pursuant to
                         Section 15.6 and Excess Employee Savings
                         Contributions pursuant to Section 14.7.

      (b) "Defined Benefit Fraction" means the projected annual benefit of a Participant under the Defined Benefit Plan divided by the lesser of:

                  (i) One hundred and twenty five percent of the dollar limit in effect under Code Section 415(b)(1)(A) for the Plan Year; or

                 (ii) One hundred and forty percent of the Participant's average Section 415 Compensation for his high three consecutive Years of Service.

             If the Participant was a participant in a Defined Benefit Plan maintained by the Bank which was in existence on July 1, 1982, the denominator of the fraction will not be less than one hundred and twenty five percent of the annual benefits under such plan which the Participant had accrued as of the end of the plan year for such plan ending after January 1, 1983.

      (c) "Defined Contribution Fraction" means the sum of Annual Additions to the Participant's Accounts as of the close of the Plan Year divided by the sum of the lesser of the following amounts determined for the Plan Year and for each Plan Year in which the Participant is employed by the Bank:

                  (i) One hundred and twenty five percent of the dollar limitation in effect under Code Section 415(c)(1)(A) for the Plan Year; or

                 (ii) Thirty-five percent of the Participant's Section 415 Compensation for the Plan Year.

      (d) Excess Amounts" means, for any Participant for a Plan Year, the excess, if any, of:

                  (i) The Annual Additions which would be credited to a Participant's Account or Accounts, without regard to the limitations of Sections 5.7 and 5.8.

                 (ii) The maximum Annual Additions which may be credited to a Participant's Account or Accounts under Sections 5.7 and 5.8.

      (e) "Projected Annual Benefit" means the annual retirement benefit (adjusted to any actuarialy equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or a qualified joint and survivor annuity) of the Participant under the terms of the Defined Benefit Plan on the assumption he continues employment until his normal retirement age as stated in the Defined

             Benefit Plan, his compensation continues at the same rate in effect in the Plan Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the Defined Benefit Plan remain constant as of the current Plan Year and all future Plan Years.

      (f) "Section 415 Suspense Account" means the unallocated account established for the purpose of holding Excess Amounts.

      5.7 Allocation of Annual Additions to the Account or Accounts of any Participant for a Plan Year under this Plan and all other Defined
Contribution Plans maintained by the Bank shall be limited to the lesser of:

      (a)    Thirty thousand dollars or the amount specified in Code
             Section 415(c)(1)(A), as adjusted annually for increases in the cost of living in accordance with Code Section 415(d), or

      (b)    Twenty-five percent of the Participant's Section 415
             Compensation for the Plan Year.

Bank contributions and forfeitures in excess of this limit shall be utilized as provided in Subsection 5.9. For purposes of this Section, Section 415 Compensation includes any elective deferral (as defined in Code Section 402(g)(3)), and any amount contributed or deferred by the Bank at the election of the Employee and which is not included in the gross income of the Employee by reason of Code Section 125 or 457.

      5.8 Effective for Plan Years commencing before December 31, 1999, if the Participant presently participates or has ever participated under a Defined Benefit Plan maintained by the Bank, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for a Participant for a Plan Year shall not exceed 1.0.

      5.9 If the provisions of Sections 5.7 and 5.8 apply to limit benefits otherwise payable under a Defined Benefit Plan and/or Annual Additions to be allocated to a Participant's account or accounts under a Defined Contribution Plan, the Participant's benefits under the Defined Benefit Plan and/or Annual Additions under the Defined Contribution Plan shall be reduced, to the extent necessary, as follows:

      (a) First, Participant contributions recognized in the compensation of Annual Additions, if any, shall be returned under all other plans permitting such returns.

      (b) Second, if the other plan(s) do not contain any provisions permitting a reduction in benefits or contributions thereunder, the necessary reduction shall be made under this Plan. If the other plan(s) permit reduction but are silent as to the amount of the reduction permitted thereunder, and if the terms of such other plan(s) permit such action, the reduction shall be apportioned between this Plan and the other plan(s) in such a way that the plan having the larger Defined Benefit or Defined Contribution Fraction, as appropriate, shall first absorb the reduction until the plan fractions of all plans are equal, and then the reductions shall be ratable between plans. If the terms of such other plan(s) do not permit such action, the reduction shall be apportioned entirely to any one plan or between or among all plans for which a reduction is appropriate as the Participant may direct by written instructions filed with the Administrator and the plan administrator(s) of such other plan(s).

      (c) Third, Excess Amounts remaining after adjustments under Subsections (a) and (b), above, shall be credited to the Section 415 Suspense Account. Amounts credited to the Section 415 Suspense Account shall be credited to Matching and Super Matching Contribution Accounts of Participants for the Plan Year immediately following the Plan Year in which such amounts are credited to the Section 415 Suspense Account in the same manner as provided for the allocation of Matching or Super Matching Contributions under Section 5.4(a) and (b). Amounts shall be allocated from the Section 415 Suspense Account before allocation of Matching or Super Matching Contributions for such Plan Year. The Section 415 Suspense Account shall not share in any earnings or losses of the Trust. Excess Amounts may not be distributed to Participants or Beneficiaries.

      5.10 The Administrator shall furnish each Participant an annual statement of his Account or Accounts as soon as practical following the last day of the Plan Year.

                      ARTICLE VI -- INVESTMENT OF ASSETS
                      ----------------------------------

      6.1 Each Participant and Beneficiary shall be entitled to direct the manner in which assets credited to his respective accounts shall be invested and reinvested, at the times and in the manner provided by this Article.

      6.2 The Trustee shall offer Funds selected by the Administrator which shall include a fund which is invested in common stock of Mississippi Valley Bancshares, Inc.

      6.3 Each Participant or Beneficiary shall direct the investment of all contributions made by him and on his behalf in any one, or a combination, of the Funds selected by the Administrator.

      An investment direction shall specify the particular Fund or Funds in which amounts credited to the respective Accounts of a Participant shall be invested. A Participant or Beneficiary may, in accordance with Administrator rules, direct investment of a portion of his Account balances in one Fund and the remaining portion in another Fund or Funds.

      Such investment directions by a Participant or Beneficiary shall cover the full amount credited to his Accounts. In the event a Participant or Beneficiary fails to direct the manner in which assets credited to his Accounts shall be invested, the Trustee shall invest all assets with respect to which no Participant or Beneficiary investment direction is effective in the Fund which is least subject to market risk.

      An investment direction once given shall be deemed to be a continuing direction until explicitly changed by the Participant or Beneficiary in accordance with Administrator rules. An investment direction for future Contributions may differ from the direction for prior Contributions.

      6.4 In addition to directing the manner of the initial investment of Contributions made to his respective Accounts, a Participant or Beneficiary from time to time may direct reinvestment of assets credited to his respective Accounts as of each Valuation Date in accordance with Administrator rules.

      An investment direction change in terms of whole dollar amounts or percentages of the amounts credited to the Account of the Participant or Beneficiary but may not be in excess of the amount credited to such Account as of such Valuation Date.

      As soon as practical after each Valuation Date, the Trustee shall transfer amounts between the respective Funds equal to the net change in investments as directed by the Participants or Beneficiaries as of such Date.

      6.5 Accounts shall be reduced by amounts paid out, used or set aside because of retirement, death, disability or termination under Section 10.1.

      6.6 As of each Valuation Date, the Administrator shall credit to the Accounts of each Participant or Beneficiary the income, gain and losses attributable to such Accounts for the period from the last Valuation Date to the current Valuation Date based upon the investment experience of the Funds for such period.

      6.7 Effective January 1, 1999, each Participant and Beneficiary may direct the Trustee how to vote the shares of the Mississippi Valley Bancshares, Inc. common stock held by the Trustee and credited to his Accounts on the record date established for each meeting or solicitation of consents of the shareholders of Mississippi Valley Bancshares, Inc. For this purpose, the Administrator shall furnish each such Participant and Beneficiary within a reasonable period of time prior to each such meeting for the proxy materials provided to shareholders for the meeting or consent solicitation, together with a form to be returned to the Trustee on which may be set forth the Participant's or Beneficiary's confidential instructions as to the manner of voting such shares of stock. Upon receipt of such instructions, the Trustee shall vote such shares, in person or by proxy, in accordance therewith. If within a reasonable period of time prior to any meeting or conclusion of any consent solicitation of the shareholders of Mississippi Valley Bancshares, Inc., as specified by the Administrator, no instructions have been received by the Trustee from a Participant or Beneficiary, the Trustee shall vote the shares of Mississippi Valley Bancshares, Inc. common stock allocated to his Account, in person or by proxy, in the same manner as the Trustee votes the majority of the shares of Mississippi Valley Bancshares, Inc. common stock for which instructions are received. Unallocated shares of Mississippi Valley Bancshares, Inc. common stock, if any, held by the Trustee, shall also be voted by the Trustee, in person or by proxy, in the same manner as the Trustee votes the majority of the shares of Mississippi Valley Bancshares, Inc. common stock for which instructions are received.

      6.8 Effective January 1, 1999, each Participant or Beneficiary may direct the Trustee to tender for purchase or acquisition the shares of Mississippi Valley Bancshares, Inc. common stock held by the Trustee and allocated to his Accounts in the event an offer to purchase, exchange or otherwise acquire such shares is made to all shareholders of Mississippi Valley Bancshares, Inc. common stock. For this purpose, the Administrator shall furnish to each Participant and Beneficiary within a reasonable period of time the materials provided to shareholders with respect to the offer together with a form to be returned to the Trustee on which the Participant and Beneficiary may set forth confidential instructions with respect to the offer. If within a reasonable period of time, as specified by the Administrator, no instructions have been received by the Trustee from a Participant or Beneficiary relating to the offer, the Trustee shall not tender any shares of Mississippi Valley Bancshares, Inc. common stock allocated to such Participant's or Beneficiary's Accounts. The Trustee shall also not tender those shares of Mississippi Valley Bancshares, Inc. common stock it holds, if any, which are not allocated to an Account.

                    ARTICLE VII. -- RETIREMENT BENEFITS
                    -----------------------------------

      7.1 A Participant may retire at anytime coincident with or following his Normal Retirement Date. A Participant may make a written election on or after his Normal Retirement Date, in accordance with Administrator rules, to be treated as retired for purposes of the Plan even though he remains in the employment of the Bank. Payment of a Participant's Retirement Benefits shall commence pursuant to Article 11 no later than his Required Beginning Date even though he is still employed by the Bank on such date.

      7.2 If the value of a Participant's Accounts is $5,000 or less on the Valuation Date immediately following the date the Participant retires, the Administrator shall cause the Trustee to distribute retirement Benefits to him in accordance with Article 11 as of such Valuation Date. If the value of a Participant's Accounts is more than $5,000 on the Valuation Date immediately following the date the Participant retires, the Administrator shall cause the Trustee to distribute Retirement Benefits in accordance with
Article XI as of such Valuation Date only if the Participant consents in writing to such distribution. If the Participant does not so consent, the Administrator shall cause the Trustee to distribute such Benefits following the earliest to occur of the Valuation Date immediately following the date the Participant dies or consents in writing to distribution. Provided, however, that distribution must commence on or before the Participant's Required Beginning Date.

      7.3 Retirement Benefits shall be full value of the Participant's Accounts on the Valuation Date immediately preceding the distribution of such Benefits.

                      ARTICLE VIII. -- DEATH BENEFITS
                      -------------------------------

      8.1 If the value of a Participant's Accounts is $5,000 or less on the Valuation Date immediately following his death, the Administrator shall cause the Trustee to distribute death Benefits to his Beneficiary in accordance with Article 11 as of such Valuation Date. If the value of a Participant's Accounts is more than $5,000 on the Valuation Date immediately following his death, the Administrator shall cause the Trustee to distribute death Benefits to his Beneficiary in accordance with Article 11 as of such Valuation Date only if the Beneficiary consents in writing to such distribution. If the Beneficiary does not so consent, the Administrator shall cause the Trustee to distribute such Benefits following the earliest to occur of the Valuation Date immediately following the date the Beneficiary dies or consents in writing to distribution. Provided, however, that distribution must commence on or before what would have been the Participant's Required Beginning Date had he survived to such date.

      8.2 Death Benefits shall equal the full value of the Participant's Accounts on the Valuation Date immediately preceding the distribution of such Benefits.

      8.3 Each Participant shall designate a Beneficiary or Beneficiaries on a form prescribed by and filed with the Administrator. Each designation may be changed by the Participant by signing and filing with the Administrator a new Beneficiary designation, subject to the provisions of this Section 8.3. The Beneficiary designation form shall designate the Participant's spouse as Beneficiary unless such spouse consents in writing to the designation of a person other than the spouse as Beneficiary and such consent is witnessed by a notary public, or the person to whom the Administrator has delegated the responsibility of Plan administration. The spouse's consent under this Section 8.3 is not required if there is no spouse or the spouse cannot be located.

      8.4 In the event a written designation cannot be located or all the designated Beneficiaries predecease or die simultaneously with the deceased Participant, and the provisions of Section 8.3 do not control, the Administrator shall direct the Trustee to distribute all of the Participant's Benefits to his spouse. If there is no spouse, the spouse has predeceased the Participant, or the spouse cannot be located, the Administrator shall direct the Trustee to distribute Benefits to the estate of the deceased Participant.

                     ARTICLE IX. -- DISABILITY BENEFITS
                     ----------------------------------

      9.1 If the value of a Participant's Accounts is $5,000 or less on the Valuation Date immediately following the date the Participant's Total and Permanent Disability occurs, the Administrator shall cause the Trustee to distribute Disability Benefits to him in accordance with Article 11 as of such Valuation Date. If the value of a Participant's Accounts is more than $5,000 on the Valuation Date immediately following the date the Participant's Total and Permanent Disability occurs, the Administrator shall cause the Trustee to distribute disability Benefits in accordance with Article 11 as of such Valuation Date only if the Participant consents in writing to such distribution. If the Participant does not so consent, the Administrator shall cause the Trustee to distribute such Benefits following the earliest to occur of the Valuation Date immediately following the date the Participant dies or consents in writing to distribution. Provided, however, that distribution must commence on or before the Participant's Required Beginning Date.

      9.2 Disability Benefits shall equal the full value of the Participant's Accounts on the Valuation Date immediately preceding the distribution of such Benefits.

                      ARTICLE X. -- SEVERANCE BENEFITS
                      --------------------------------

      10.1 A Participant has severed when he terminates employment for a reason other than retirement, death or Total and Permanent Disability. The interests and rights of a severed Participant shall be limited as described in this Article 10.

      10.2 If the Bank grants a Participant a leave of absence, he shall not be deemed to have terminated his employment under Section 10.1 during his leave. However, if the Participant fails to return to the service of the Bank on or prior to the expiration date of his leave, he shall be deemed to have terminated his employment under Section 10.1 on such expiration date. The Bank shall grant leaves of absence only on a uniform basis to all Participants under similar circumstances.

      10.3 If the value of the vested portion, determined under Section 10.4, of a severed Participant's Accounts is $5,000 or less on the Valuation Date immediately following the date the Participant severs under Section 10.1, the Administrator shall cause the Trustee to distribute Severance Benefits to him in accordance with Article 11 as of such Valuation Date. If the value of the vested portion, determined under Section 10.4, of a severed Participant's Accounts is more than $5,000 on the Valuation Date immediately following the date the Participant severs under Section 10.1, the Administrator shall cause the Trustee to distribute Severance Benefits to him in accordance with Article XI as of such Valuation Date only if the severed Participant consents in writing to such distribution. If such Participant does not so consent, the Administrator shall cause the Trustee to distribute Severance Benefits to him in accordance with Article XI following the earliest of the Valuation Date immediately following the day the Participant dies or consents in writing to distribution. Provided, however, that distribution must commence on or before the Participant's Required Beginning Date.

      10.4 Severance Benefits shall consist of the full value, on the Valuation Date immediately preceding the date of distribution under Section 10.3, of the Participant's Employee Savings, Bank Elective, Super Matching and Rollover Contribution Accounts and the following percentage of the value, on the Valuation Date immediately preceding the date of distribution under
Section 10.3, of the Participant's Matching Contribution Account:

          Years of Service                   Vesting Percentage
          ----------------                   ------------------
         Less than 3                                0%
         3 but less than 4                         50%
         4 but less than 5                         75%
         5 or more                                100%

      In the event the Plan is amended to change or modify any vesting schedule, a Participant with at least five Years of Service as of the expiration date of the election period described in this Section 10.4 may elect to have his vesting percentage in his Matching Contribution Account computed under the Plan without regard to such amendment. If a Participant fails to make an election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence as of the adoption date of the amendment and shall end sixty days after the latest of:

      (a)    The adoption date of the amendment,

      (b)    The Effective Date, or

      (c) The day the Participant receives written notice of the amendment from the Bank or Administrator.

The remaining portion of the Matching Contribution Account shall be a forfeiture as of the earlier of the last day of the Plan Year in which the Participant's Accounts are distributed or in which the Participant incurs five successive One Year Breaks in Service. Forfeitures shall be used to restore Matching or Super Matching Contribution Accounts as provided in
Section 10.5, restore Accounts of lost Participants as provided in Section
11.11 and reduce Matching Contributions as provided in Section 5.4(a). A Participant's Matching Contribution Account shall be deemed paid to the Participant even though the Participant's vested percentage in such Account, under this Section, is zero percent.

      10.5 The Bank shall cause the Matching Contribution Account of a Participant, who severed under Section 10.1, received a distribution of his vested Benefits and forfeited the nonvested portion of his Bank Contribution Account under Section 10.4, to be restored in an amount equal to the portion of such Account which was forfeited under Section 10.4 because of his severance upon the occurrence of the following conditions:

      (a) The Participant is re-employed by the Bank prior to incurring five successive One Year Breaks in Service; and

      (b) The Participant repays the Trustee the amount distributed to him on account of his severance, unadjusted for gains and losses, no later than five years following the date of his reemployment by the Bank.

Such restoration shall be made as of the last day of the Plan Year in which the above conditions occur. A Participant, who has a zero percent vested interest at the time of his severance, is deemed to receive a distribution of his vested Benefits at such time and is deemed to have repaid such Benefits upon his re-employment. Until such restoration is made, the Trustee shall invest the amount repaid by the Participant in a Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both) or in other fixed income investments. Until the last day of the Plan Year in which the Participant makes the payment, his segregated account shall remain a part of the Trust, but it alone shall share in any income it earns and it also shall bear any expense or loss it incurs. The Administrator shall direct the Trustee to repay to the Participant as soon as practicable the full amount of his segregated account if the Administrator determines that one or more of the conditions of this Section have not been satisfied.

To restore the Account, the Administrator, to the extent necessary, will allocate to the Account the amount, if any, of forfeitures for the Plan Year which would otherwise be allocated under Subsection 5.4(a);

To the extent forfeitures are insufficient to enable the Administrator to make the required restoration, the Bank shall contribute, without regard to any requirement or restriction of Section 4.1, the additional amount necessary to enable the Administrator to make the required restoration. If, for a particular Plan Year, the Administrator must restore the Accounts of more than one reemployed Participant, the Administrator shall make the restorations to each such Account in the same preparation that a Participant's restored amount for a Plan Year bears to the restored amount for the Plan Year of all such reemployed Participants. The limitation on allocations of Sections 5.6 and 5.7 shall not apply to allocations under this
Section 10.5.

                   ARTICLE XI -- DISTRIBUTION OF BENEFITS
                   --------------------------------------

      11.1 Benefits shall be distributed in accordance with this Article XI following the Valuation Date as of which Benefits are distributable.

      11.2 The distribution of Benefits shall occur or commence within sixty days after the Valuation Date as of which Benefits are distributable. However, if the amount of Benefits cannot be ascertained by the end of such sixty day period, the distribution of Benefits shall occur or commence within sixty days following the ascertainment of the amount of Benefits due.

      11.3 Distribution of Benefits shall be in cash except the distribution of a Participant's or Beneficiary's Benefits, to the extent such Benefits are invested in the Mississippi Valley Bancshares, Inc. common stock, shall be, at the written election of the Participant, distributed in shares of Mississippi Valley Bancshares, Inc. common stock allocable to the Participant's or Beneficiary's Accounts. Provided, however, that any fractional share of Mississippi Valley Bancshares, Inc. common stock allocable to a Participant's or Beneficiary's Accounts shall be distributed in cash instead of in kind based upon the value of such stock on the date of distribution.

      11.4 Each Participant and Beneficiary shall submit to the Administrator, on a form provided by it, his current mailing address. It shall be the duty of each Participant and Beneficiary to promptly notify the Administrator of any change of address. In the absence of such notice, the Administrator shall be entitled for all purposes to rely on the last known address of the Participant or Beneficiary.

      11.5 The Administrator shall direct the Trustee to distribute Benefits, in the form of a single lump sum payment.

      11.6 Any amount payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to the conservator of such person's estate or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Administrator and the Bank with respect thereto.

      11.7 The Plan does not require either the Trustee or the Administrator to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Administrator, by certified or registered mail addressed to his last known address of record with the Administrator, shall notify any Participant or Beneficiary that he is entitled to a distribution under the Plan. Such notice shall quote the provisions of this Section. If the Participant or Beneficiary fails to claim his Benefits or make his whereabouts known to the Administrator within two years of the date of mailing the notice, or before termination of this Plan, whichever should first occur, the Administrator shall treat the Participant's or Beneficiary's unclaimed Benefits as forfeited and shall reallocate the unclaimed payable Benefits in the same manner as if such Benefits are forfeitures under Subsection 5.4(a).

      If the Participant or Beneficiary who has incurred a forfeiture of his Benefits under the provisions of the first paragraph of this Section makes a claim at anytime for his forfeited Benefits, the Administrator shall restore the Participant's or Beneficiary's forfeited Benefits to the same dollar amount as the dollar amount of the Benefits forfeited, unadjusted for any gains or losses occurring subsequent to the date of forfeiture. The Administrator shall make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim as follows from forfeitures for the Plan Year of restoration to the extent not used to restore accounts pursuant to Section 10.5 which would otherwise be used to reduce the Bank's Matching or Super Matching Contributions pursuant to Subsection 4.1(b).

      To the extent amounts described in the preceding paragraph are insufficient to enable the Administrator to make the required restoration, the Bank shall contribute, without regard to any requirement or restriction of Section 4.1, the additional amount necessary to enable the Administrator to make the required restoration. If, for a particular Plan Year, the Administrator must restore the Accounts of more than former Participants, the Administrator shall make the restorations to each such Account in the same proportion that a Participant's restored amount for a Plan Year bears to the restored amount for the Plan Year of such former Participants. The limitation on allocations of Sections 5.7 and 5.8 shall not apply to allocations under this Section 11.7.

      The Administrator shall direct the Trustee to distribute the Participant's or Beneficiary's restored Benefits to him not later than sixty days after the close of the Plan Year in which the Administrator restores Benefits.

      11.8 The following rules and procedures apply with respect to a domestic relations order received by the Administrator:

      (a) Payments under a Qualified Domestic Relations Order may be made as of any Valuation Date following the date of distribution designated in such order. The amount to be distributed undersuch order shall be based on the value of the Participant's Accounts as of such Valuation Date.

      (b) A Qualified Domestic Relations Order may require a Participant's former spouse to be treated as a spouse for purposes of Article VIII if the Participant and such former spouse were married for twelve consecutive months.

      (c) An alternate payee under a Qualified Domestic Relations Order may be a spouse, former spouse, child or other dependent of a Participant.

      (d) The Administrator shall promptly notify the Participant and alternate payees in writing of its receipt of a domestic relations order and the procedures for determining whether such order is a Qualified Domestic Relations Order. Within a reasonable period of time after receipt of a domestic relations order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each alternate payee of such determination.

      (e) The Administrator, upon receipt of a domestic relations order with respect to a Participant whose Benefits are distributable pursuant to Section 10.1 but the distribution of which has not yet commenced or whose Benefits have not been completely distributed at the time of receipt of such order, shall, upon receipt of such order, segregate the balance of the Benefits in question, based upon the value of the Participant's Accounts as of the last day of the prior Plan Year, and deposit such amount in a separate, interest bearing bank or savings and loan account pending the Administrator's determination as to whether such order constitutes a Qualified Domestic Relations Order. The Administrator shall direct the Trustee to pay the amounts segregated under this Subsection, plus interest earned on such amounts, as follows:

                  (i) If the Administrator determines, within eighteen months after receipt of the order, that it is a Qualified Domestic Relations Order, payment shall be made to the alternate payee or payees specified in such order.

                 (ii) If the Administrator determines, within eighteen months after receipt of the order, that it is not a Qualified Domestic Relations Order, payment shall be made to the Participant or his Beneficiary.

                (iii) If the Administrator has not determined, within eighteen months after receipt of the order, whether it is a Qualified Domestic Relations Order, payment shall be made to those individuals or entities who or which would be entitled to payment if the order did not exist. If the Administrator subsequently determines the order is a Qualified Domestic Relations Order, the Administrator shall only direct the Trustee to make payments to the alternate payee under the order upon such determination and the Administrator and Trustee shall have no responsibility to retroactively modify payments made prior to such determination under this Subsection 11.8(e)(iii).

      11.9 Notwithstanding any other provision of this Plan to the contrary, any Participant who has a Rollover Contribution Account may elect to withdraw, in one lump sum payment, all amounts credited to his Rollover Contribution Account. An election to withdraw must be made by a Participant under this Section 11.9. An amount that a Participant shall elect to with draw pursuant to this Section 11.9 shall be paid to the Participant as soon as practical after the effective date of the withdrawal. An election by a Participant under this Section 11.13 shall not restrict his ability to make Employee Savings Contributions in accordance with the provisions of Article IV of the Plan.

      11.10 Each Participant who has exercised any withdrawal rights under Sections 11.9 and 11.12 and who has suffered financial hardship may, prior to his termination of employment, request to withdraw a specified portion of his Employee Savings Contributions (disregarding any earnings on such contributions). "Financial Hardship", as determined by the Administrator, shall mean the existence of a Participant's immediate and heavy financial need. Such need shall exist if it is necessary for:

      (a) The payment of medical expenses of the Participant, his spouse or dependents;

      (b) The payment of tuition for post-secondary education of the Participant, his spouse, children or dependents;

      (c)    The purchase of the Participant's principal residence.

      (d) Payments necessary to prevent eviction of the Participant from his principal residence or foreclosure on his principal residence; and

      (e) Other expenses which the Commissioner of Internal Revenue Service indicates will be deemed to be made on account of such need.

      The Participant must demonstrate to the Administrator that a withdrawal under this Section 11.10 is necessary to satisfy a Financial Hardship. The Participant may demonstrate such need by certifying to the Administrator that the Fianacial Hardship cannot be relieved:

      (a)    Through reimbursement or compensation by insurance or otherwise;

      (b) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

      (c) By cessation of Employee Savings Contributions or other contributions under the Plan or other plans maintained by the Bank or any other employer;

      (d) By other distributions or nontaxable loans from plans maintained by the Bank or any other employer; or

      (e) By borrowing from commercial sources on reasonable commercial terms.

Assets owned by a Participant's spouse or minor children that are reasonably available to the Participant shall be considered resources of the Participant.

      In lieu of satisfying the five conditions in the preceding paragraph, a Participant may receive a distribution not in excess of the amount necessary to satisfy the expense of a Financial Hardship if the Participant has obtained all other distributions and all nontaxable loans currently available under this Plan and all other qualified plans maintained by the Bank. In order to receive a distribution under this paragraph, the Participant shall not be entitled to make Employee Savings Contributions to any qualified or nonqualified plan of the Bank, except for mandatory employee contributions to a defined benefit plan of the Bank and employee contributions to health or welfare plans of the Bank, within twelve months after the Financial Hardship withdrawal. In addition, the Employee Savings Contributions made in the calendar year following a withdrawal on account of a Financial Hardship under this paragraph shall not exceed the limit under Section 402(g), reduced by the Employee Savings Contributions which were made in the calendar year of the Financial Hardship withdrawal.

      Any withdrawals under this Section 11.10 shall be effective as of the payroll period coincident with or next following the Administrator's approval of the withdrawal.

      11.11  The following rules apply to an "Eligible Rollover
Distribution":

      (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at any time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

      (b)    For purposes of applying the provisions of this Section 11.11:

                  (i) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives
                         (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (ii) "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
                         Section 408(b), an annuity plan described in Code
                         Section 403(a), or a qualified trust described in Code
                         Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                (iii) "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

                 (iv) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      11.12 Notwithstanding any other provision of this Plan to the contrary, any Participant, who has attained age fifty-nine and one-half, may elect to withdraw in one lump sum payment, subject to rules promulgated by the Administrator, the vested portion of all amounts credited to his Accounts effective as of any Valuation Date. An election to so withdraw must be made on a form suitable to the Administrator. Only one election in a Plan Year may be made by a Participant under this Section. An amount that a Participant shall elect to withdraw pursuant to this Section shall be paid to the Participant as soon as practical after the effective date of the withdrawal. An election by a Participant under this Section shall not restrict his ability to make Employee Savings Contributions in accordance with the provisions of Article 4 of the Plan.

                 ARTICLE XII. -- AMENDMENT AND TERMINATION
                 -----------------------------------------

      12.1 The Bank reserves the right to amend the Plan and Trust. However, no amendment shall diminish or adversely affect any accrued interest or Benefits of Participants or their Beneficiaries.

      12.2 The Bank reserves the right to discontinue Contributions to the Plan, to completely terminate the Plan and to partially terminate the Plan. In any such event, all assets of the Trust shall be retained by the Trustee until the Participants or their Beneficiaries are entitled to them under the terms of the Plan. If the Bank discontinues Contributions to the Plan, the rights of Participants to Benefits accrued to the date of discontinuance shall be non-forfeitable. If the Bank partially terminates the Plan, the rights of affected Participants, in that part of the Plan which is terminated, to Benefits accrued to the date of termination shall be non-forfeitable.

      12.3 The Bank reserves the right to completely terminate the Plan and the Trust. In such event, the assets of the Trust will be distributed as soon a practical to Participants or their Beneficiaries. If the Bank completely terminates the Plan and Trust, the rights of Participants to Benefits accrued to the date of termination shall be non-forfeitable.

      12.4 The Bank reserves the right to partially terminate the Plan and Trust. In such event, the assets of the terminated portion of the Trust will be distributed as soon as practical to affected Participants or their Beneficiaries. If the Bank partially terminates the Plan and Trust, the rights of affected Participants, in that part of the Plan which is terminated, to Benefits accrued to the date of partial termination shall be non-forfeitable.

                      ARTICLE XIII. -- TOP HEAVY RULES
                      --------------------------------

      13.1   For purposes of applying the provisions of this Article 13:

      (a) Non-Key Employee" means an Employee, or former Employee, and his Beneficiaries who is not a Key Employee.

      (b) "Permissive Aggregation Group" means the Required Aggregation Group plus any other qualified plans maintained by the Bank, but only if such group would satisfy in the aggregate the requirements of Code Sections 401(a)(4) and 410. The Administrator shall determine which plans to take into account in determining the Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

      (c)    "Required Aggregation Group" means:

                  (i) Each qualified plan of the Bank in which at least one Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years; and

                 (ii) Any other qualified plan of the Bank which enables a plan described in (i), above, to meet the requirements of Code Sections 401(a)(4) or 410.

             In the case of a Required Aggregation Group, each plan in the group will be considered a top heavy plan if the Required Aggregation Group is a Top Heavy Group. No Plan in the Required Aggregation Group will be considered a top heavy plan if the Required Aggregation Group is not a Top Heavy Group. An Aggregation Group shall include any terminated plan of the Bank if it was maintained within the last five years ending on the Determination Date.

      (d) "Present Value of Accrued Benefit" means, in the case of a Defined Benefit Plan, the Present Value of Accrued Benefits for a Participant other than a Key Employee, determined using the single accrual method used for all plans of the Bank and Affiliated Employers, or, if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code
             Section 411(b)(1)(C).

      (e) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                  (i) The Present Value of Accrued Benefits of Key Employees under all Defined Benefit Plans included in the group, and

                 (ii) The aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent of a similar sum determined for all Participants.

      13.2 If the Plan is top heavy in any Plan Year, the Plan guarantees a minimum contribution of three percent of Compensation for each Non-Key Employee who is a Participant employed by the Bank on the last day of the Plan Year. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee's contribution rate is at least equal to the minimum contribution. For purposes of this paragraph, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because his Compensation does not exceed a specified level.

      If the contribution rate for the Key Employee with the highest contribution rate is less than three percent, the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of the Bank contributions (not including Employer Federal Insurance Contribution Act taxes) and forfeitures allocated to the Participant's Account for the Plan Year divided by his Compensation for the Plan Year. To determine the contribution rate, the Administrator shall treat all qualified Defined Contribution Plans maintained by the Bank as a single Plan.

      13.3 If the contribution rate for a Plan Year with respect to a Non-Key Employee described is less than the minimum contribution, the Bank will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. If this Plan is a profit-sharing plan, the Bank must make any additional contribution required by this section from net profits. The Administrator shall allocate the additional contribution to the Account of the Non-Key Employee for whom the Bank makes the contribution.

      13.4 Notwithstanding the vested percentage determined in Section 10.5, for any Plan Year in which the Plan is top heavy, the portion of any Participant's Matching Contribution Account which is non-forfeitable shall be a percentage of the total amount credited to his Account determined on the basis of the Participant's number of Years of Service according to the following schedule:


            Years of Service                     Vested Percentage
            ----------------                     -----------------
            Less than 2 Years                            0%
            2 years but less than 3 years               20%
            3 years but less than 4 years               40%
            4 years but less than 5 years               60%
            5 years but less than 6 years               80%
            6 years or more                            100%

If in any subsequent Plan Year the Plan ceases to be top heavy, the Administrator may elect to continue to apply the vesting schedule in determining the non-forfeitable portion of any Participant's Matching Contribution Account, or revert to the vesting schedule in effect before the Plan became top heavy. However, the computation of a Participant's non-forfeitable percentage of his interest in the Plan shall not be reduced as a result of any such reversion. In the event of any change in the vesting schedule because the Plan becomes or ceases to be top heavy, a Participant with at least five years of Vesting Service as of the effective date of such change may elect to have his non-forfeitable percentage computed under the Plan without regard to such change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence as of the effective date of change and shall end sixty days after the latest of the effective date of the change or the date the Participant receives written notice of the amendment from the Administrator.

      13.5   The Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds sixty percent. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of the Accounts of all Key Employees as of the Determination Date, plus the contribution due as of the Determination Date, and the Denominator of which is a similar sum determined for all Employees. The Administrator shall calculate the top heavy ratio without regard to any Non-Key Employee who was
formerly a Key Employee.   For Plan Years beginning after December 31, 1984,
if a Participant or former Participant has not performed any services for the Bank at anytime during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for purposes of determining whether this Plan is a Top
Heavy or Super Top Heavy Plan. The Administrator shall calculate the top heavy ratio, including the extent to which it must make take into account distributions, rollovers and transfers, in accordance with Code Section 416 and Regulations under that Code section.

      If the Bank maintains other qualified plans (including a simplified employee pension plan), this Plan is top heavy only if it is part of the Required Aggregation Group and the Permissive Aggregation Group and the top heavy ratio exceeds sixty percent. The Administrator will calculate the top heavy ratio in the same manner as is required by the first paragraph of this Section by taking into account all plans within the Aggregation Group. The Administrator shall calculate the present value of accounts and the other amounts the Administrator must take into account, under Defined Benefit Plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Code Section 416 and Regulations under that Code section. The Administrator shall calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

      13.6 If during any Plan Year the Participant is a participant in both a Defined Contribution Plan and a Defined Benefit Plan which are part of a Top Heavy Group, the Administrator shall apply the limitations of Section 5.7 to such Participant by substituting 100 percent for 125 percent each place it appears in Subsections 5.6(b) and (c). This Section 13.6 shall not apply if:

      (a) The Plan would satisfy Section 13.2 if the minimum contribution was one percent greater than the guaranteed minimum contribution the Administrator otherwise would calculate, and

      (b)    The top heavy ratio does not exceed ninety percent.

            ARTICLE XIV -- LIMITATIONS ON  ELECTIVE CONTRIBUTIONS
            -----------------------------------------------------

      14.1 The annual allocations derived from Elective Contributions to a Participant's Employee Savings and Bank Contribution Elective Accounts and, if applicable, Super Matching Contributions Account, shall satisfy one of the following tests:

      (a) The Actual Deferral Percentage for the Highly Compensated Participant Group shall not be more than the Actual Deferral Percentage for the Non-Highly Compensated Participant Group multiplied by 1.25, or

      (b) The excess of the Actual Deferral Percentage for the Highly Compensated Participant Group over the Actual Deferral Percentage for the Non-Highly Compensated Participant Group shall not be more than two percentage points. Additionally, the Actual Deferral Percentage for the Highly Compensated Participant Group shall not exceed the Actual Deferral Percentage for the Non-Highly Compensated Participant Group multiplied by two. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

In order to prevent the multiple use of the alternative method described in
(b) above and in Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 or to receive matching contributions under this Plan or under any other plan maintained by the Bank or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

      14.2 For the purposes of this Article, Actual Deferral Percentage means, with respect to the Highly Compensated Participant Group and Non-Highly Compensated Participant Group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Elective Contributions allocated to each Participant's Accounts for the immediately preceding Plan Year, to such Participant's Section 414(s) Compensation for such Plan Year. The Actual Deferral Percentage for each Participant and the Actual Deferral Percentage for each Group shall be calculated to the nearest one-hundredth of one percent. Elective Contributions allocated to each Non-Highly Compensated Participant's Accounts shall be reduced by Excess Employee Savings Contributions to the extent such excess amounts are made under this Plan or any other plan maintained by the Bank.

      14.3 For the Plan Year ending December 31, 1997, the Average Deferral Percentage shall be determined on the basis of Elective and, if applicable, Super Matching Contributions and Section 414(s) Compensation for such Year. The Administrator may elect, in accordance with Regulations, to use Elective and, if applicable, Super Matching Contributions and Section 414(s) Compensation for the Plan Year to which the limitation of Section 14.1 applies to determine the applicable Actual Deferral Percentage for such Year.

      14.4 For the purposes of this Article, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make an Employee Savings Contri-bution pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

      14.5 For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 410(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code
Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Plans may be aggregated under this Section only if they have the same plan year.

      14.6 For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7)) of the Bank or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the Actual Deferral Percentage with respect to such Highly Compensated Participant.
This paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

      14.7 In the event that the initial allocations of Elective Contributions do not satisfy one of the tests set forth in Section 14.1, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

      (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the largest amount of Employee Savings Contributions contributed for such year shall have his portion of Employee Savings Contributions and, if applicable, Super Matching Contributions, distributed to him until one of the tests set forth in Section
             14.1 is satisfied, or until his Actual Deferral Percentage equals the Actual Deferral Percentage of the Highly Compensated Participant having the second highest Actual Deferral Percentage. This process shall continue until one of the tests set forth in Section 14.1 is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's Actual Deferral Percentage (determined after application of this paragraph) by his Section 414(s) Compensation. However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Contributions previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

      (b) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                  (i) May be postponed but not later than the close of the succeeding Plan Year;

                 (ii) Shall be made first from unmatched Employees Savings Contributions and, thereafter, simultaneously from Employees Savings Contributions which are matched and Matching and Super Matching Contributions which relate to such Contributions; provided, however, that Matching Contributions, to the extent they are not vested under Section 10.5, shall be forfeited instead of returned to a Participant;

                (iii) Shall be made from Bank Elective Contributions only to the extent that Excess Contributions exceed the balance in the Participant's Employee Savings Contributions Account attributable to Employee Savings Contributions and, if applicable, to the Participant's Matching or Super Matching Contributions Account attributable to Matching or Super Matching Contributions.

                 (iv)    Shall be adjusted for Income; and

                 (iv) Shall be designated by the Bank as a distribution of Excess Contributions and Income.

      (c) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

              ARTICLE XV. -- LIMITATIONS ON ACP CONTRIBUTIONS
              -----------------------------------------------

      15.1   For purposes of applying the provisions of this Article 15:

      (a) "ACP Contributions" means Matching, Super Matching and Bank Elective Contributions allocated on the basis of Elective Contributions.

      (b) "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant Group and Non-Highly Compensated Participant Group, the average of the ratios, calculated separately for each Participant in each group, of:

                  (i) The sum of ACP Contributions made on behalf of each such Participant for such Plan Year, to

                 (ii) The Participant's Section 414(s) Compensation for such Plan Year.

For each Plan Year, the Company may elect either to include Matching and/or Bank Elective Contributions made pursuant to Article 4 for such Plan Year in the numerator of the fraction described in this Section or as Elective Contributions.

      For the Plan Year ending December 31, 1997, the Average Contribution Percentage shall be determined on the basis of Matching and Company Elective Contributions and Section 414(s) Compensation for such Year. The Administrator may elect, in accordance with regulations, to use Matching and Elective Contributions and Section 414(s) Compensation for the Plan Year for which the limitation of Section 15.1 applies to determine the applicable Actual Contribution Percentage for such Year.

      15.2 The "Actual Contribution Percentage" for Plan Years beginning after December 31, 1986 for the Highly Compensated Participant Group shall not exceed the greater of:

      (a) One hundred and twenty five percent of such percentage for the Non-Highly Compensated Participant Group; or

      (b) The lesser of 200 percent of such percentage for the Non Highly Compensated Participant Group, or such percentage for the Non Highly Compensated Participant Group plus two percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant, eligible to make elective deferrals pursuant to any cash or deferred arrangement maintained by the Bank or an Affiliated Employer and/or to make employee contributions or to receive matching contributions under any other plan maintained by the Bank or an Affiliated Employer, shall have his Actual Contribution Percentage reduced pursuant to Regulations 1.401(m)-1(b) and 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

      15.3 For purposes of this Article 15, if two or more plans of the Bank (other than an employee stock ownership plan as defined in Code
Section 4975(e)(7)) to which Employee contributions are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan for purposes of this Article. In addition, two or more plans of the Bank to which Employee contributions are made may be considered as a single plan for purposes of this Article. In such a case, the aggregated plans must satisfy Code Section 401(a)(4) and 410(b) as though such aggregated plans were a single plan. Notwithstanding the above, contributions to an employee stock ownership plan as defined in Code Section 4975(e)(7) shall not be aggregated with the Plan.

      15.4 If a Highly Compensated Participant participates in two or more plans, other than an employee stock ownership plan as defined in Code Section 4975(e)(7), for Plan Years beginning after December 31, 1988 which are maintained by the Bank or an Affiliated Employer to which ACP Contributions are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of this Article.

      15.5 For purposes of this Article, a Highly Compensated Participant and Non Highly Compensated Participant shall include any Employee eligible to make ACP Contributions, regardless of whether such Participant in fact makes such contributions.

      15.6 In the event that for a Plan Year the Actual Contribution Percentage for the Highly Compensated Participant Group exceeds the Actual Contribution Percentage for the Non-Highly Compensated Participant Group pursuant to Section 15.1, the Administrator, on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year, shall direct the Trustee to distribute to the Highly Compensated Participant having the largest amount of ACP Contributions contributed for each year, his portion of Excess Aggregate Contributions, and Income allocable to such Contributions, until either one of the tests specified in Section 15.2 is satisfied, or until his Actual Contribution Percentage equals the highest Actual Contribution Percentage of the Highly Compensated Participant having the second highest Actual Contribution Percentage. This process shall continue until one of the tests set forth in Section 15.2 is satisfied. The distribution shall be made in the following order:

      (a)    Matching Contributions distributed pursuant to Section 14.6(a);

      (b)    Remaining Matching and, if applicable, Super Matching
             Contributions.

      15.7   Matching Contributions, included in Excess Aggregate
Contributions, shall be forfeited. Any distribution pursuant to this Section of less than the entire amount of Excess Aggregate Contributions and Income attributable thereto shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income.

      15.8 For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the total of such Contributions made on behalf of the Highly Compensated Participant, determined prior to the application of this paragraph, less the amount determined by multiplying the Highly Compensated Participant's Actual Contribution Percentage, determined after application of this paragraph, by his Section 414(s) Compensation for the Plan Year. The Actual Contribution Percentage must be rounded to the nearest one-hundredth of one percent. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Participant exceed the amount of ACP Contributions made on behalf of such Highly Compensated Participant for such Plan Year.


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

                   ARTICLE  XVI. -- ALLOCATION OF DUTIES
                   -------------------------------------

      16.1 The Trustee shall have the powers and duties given to it pursuant to the Trust, including the power to invest the funds of the Plan.

      16.2 The Bank, the Administrator and the Trustee each shall have only the powers and duties specifically given to it pursuant to the Plan and Trust. Neither the Bank, the Administrator nor the Trustee shall be responsible for powers or duties allocated to the other pursuant to the Plan or the Trust or for duties delegated to another party or parties in accordance with the Plan or the Trust. The Administrator and the Trustee shall each be a named fiduciary for purposes of the Plan.

      16.3 The Bank, the Administrator and the Trustee each may rely upon any direction or action of or information from the other as proper pursuant to the Plan and Trust without inquiry.

      16.4 Notwithstanding the forgoing, any individual or party may serve in one or more capacities with regard to the Plan and Trust in addition to being a Participant in the Plan.


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

                 ARTICLE XVII. -- MISCELLANEOUS PROVISIONS
                 -----------------------------------------

      17.1 The Plan and Trust are created for the exclusive benefit of Employees of the Bank and their Beneficiaries. No assets of the Trust shall ever revert to or be used or enjoyed by the Bank, nor shall such assets ever be used other than for the exclusive benefit of Participants or their Beneficiaries.

      17.2 Construction of the Plan shall be governed by the law of the state of Missouri. However, the Bank intends the Plan to be a qualified profit-sharing plan under Code Section 401(a) and any ambiguities in construction shall be interpreted to effectuage such intent.

      17.3 Nothing in the Plan or any amendment thereto shall give a Participant, Beneficiary, Employee or other person a right unless it is specifically provided or is accorded by the Bank or the Administrator pursuant to the Plan. Nothing in the Plan or any amendment thereto shall be construed as giving a Participant or Beneficiary the right to be retained in the employ of the Bank and all persons shall remain subject to discharge at any time to the same extent as if the Plan had not been adopted.

      17.4 The interests of Participants and their Beneficiaries are not subject to claims, indebtedness, attachment, execution, garnishment or other legal or equitable process and such interests may not be voluntarily or involuntarily sold, transferred or assigned except that Benefits may be distributed pursuant to a Qualified Domestic Relations Order.

      17.5 A successor to the business of the Bank, by whatever form or manner arising, may continue the Plan and Trust by executing an appropriate written instrument to this effect. If the Plan and Trust are continued, the following rules shall apply:

      (a) The successor company shall succeed to the rights and obligations of the Bank under the Plan.

      (b) Employees who accept a position with the successor company shall continue as Participants. If an Employee is offered a position with the successor company at compensation not less than that he was receiving from the Bank and does not accept the position, he shall be deemed to have terminated his employment within Section
             10.1. Any other Employee who does not accept a position with the successor company shall be deemed to have retired, irrespective of his age.

      (c) Every reference to the Bank shall be treated as reference to the successor company.

      17.6 The Plan shall not be merged or consolidated with, or its assets or liabilities transferred to, any other plan, unless the benefit to which each Participant would be entitled if the Plan terminated immediately following such merger, consolidation or transfer is equal to or greater than the benefit to which each Participant would have been entitled if the Plan had terminated immediately prior to such merger, consolidation or transfer.

      17.7 The terms of the Plan shall be binding upon the heirs, personal representatives, administrators, successors and assigns of all parties in interest, except for a successor to the Bank electing not to continue the Plan and Trust under Section 17.5.

      17.8 The cost of administering the Plan and Trust may be paid by the Bank. If the Bank does not pay the cost of administering the Plan and Trust, it shall be paid from assets of the Trust. Taxes relating to assets of the Trust will be paid by the Trustee and charged against the assets to which they are applicable.

      17.9 Any employer may adopt the Plan and Trust for the benefit of its employees with the consent of the board of directors of the Bank. The adoption of the Plan and Trust by an employer shall subject it to the provisions of the Plan and Trust and shall constitute an automatic delegation to the Bank of full authority to amend, alter or modify the Plan and/or Trust. Any such amendment, alteration or modification made by the Bank shall be binding upon and effective with respect to each employer. The delegation of authority, however, shall not be deemed to constitute a delegation of authority to terminate the Plan as respects such employer or to terminate the participation of such employer in the Plan and Trust. Any participating employer, through action of its board of directors, shall cease to participate in the Plan and shall have the proportionate interest of the funds of the Trust for its Participants set aside and held as a separate trust to be used and applied according to the provisions of the Plan and Trust from which such funds were withdrawn.

      17.10 Terms in the masculine shall be deemed to include the feminine, and terms in the singular shall be deemed to include the plural, and vice versa, wherever the context to admits or requires.

      17.11 In the event the Bank makes an excessive Bank Contribution under a mistake of fact, as that term is used in Section 403(c)(2)(A) of Title I of the Employee Retirement Income Security Act of 1974, the Bank may demand repayment of such excess amount at any time within one year following the time of payment and the Trustee shall return such amount to the Bank within sixty days after such demand.

      IN WITNESS WHEREOF, the Bank has caused this Plan document to be executed by its duly authorized officer or representative.

                                          SOUTHWEST BANK



                                          By: /s/Mary P. Sherrill
                                              ------------------------------
                                              Vice Chairman

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